Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor and Analyst Contact:	Media Contact:

Michelle Clemente	Gary Hanson
(602) 286-1533	(602) 286-1777

Jeffrey S. Beyersdorfer
(602) 286-1530

WESTERN REFINING AND WESTERN REFINING LOGISTICS ANNOUNCE TRANSACTIONS

•	ACQUISITION OF TERMINALLING, STORAGE AND OTHER LOGISTICS ASSETS FROM SPONSOR WESTERN REFINING

•	SUCCESSFUL SYNDICATION OF $200 MILLION INCREASE IN REVOLVING CREDIT FACILITY TO $500 MILLION

EL PASO, Texas, September 7, 2016 — In a joint statement today, Western Refining, Inc. (NYSE:WNR) and Western Refining Logistics, LP (NYSE:WNRL) announced that WNRL has entered into an agreement with WNR and St. Paul Park Refining Co. LLC (“SPPR”), a wholly-owned subsidiary of Northern Tier Energy LLC and indirect wholly-owned subsidiary of WNR, to acquire certain terminalling, storage and other logistics assets for total consideration of $210 million, comprised of $195 million in cash and $15 million of WNRL common units issued to SPPR. WNRL expects to fund the acquisition with a combination of proceeds from a public equity offering and revolver borrowings. The transaction is expected to close on or about September 15, 2016.

“The acquisition of fee-based logistics assets related to the St. Paul Park refinery is consistent with WNRL’s strategic plan by providing exposure to an additional crude oil basin in the Bakken, diversifying WNRL’s operations and allowing for further growth,” said Jeff Stevens, CEO of both WNR and WNRL. Stevens added, “This acquisition will contribute to our 15% annual distribution growth guidance through 2018.”

The logistics assets to be acquired by WNRL include approximately four million barrels of refined product and crude oil storage tanks, a light products terminal, a heavy products loading rack, certain rail and barge facilities, certain other related logistics assets, and two crude oil pipeline segments and one pipeline segment not currently in service, each of which is approximately 2.5 miles and extends from SPPR’s refinery in St. Paul Park, Minnesota to SPPR’s tank farm in Cottage Grove, Minnesota. They are expected to generate 2016 estimated operating income of $16 million and EBITDA of $24.7 million. Upon closing, SPPR and a subsidiary of WNRL plan to enter into a 10-year terminalling, transportation and storage services agreement (the “Terminalling Agreement”) containing certain minimum volume commitments by SPPR. Pursuant to the Terminalling Agreement, a subsidiary of WNRL will provide product storage services, product throughput services, and product additive and blending services at or near SPPR’s refinery located in St. Paul Park, Minnesota.

The terms of the transaction were approved by WNR’s Board of Directors and the Conflicts Committee of the Board of Directors of the general partner of WNRL which is composed entirely of independent directors.

Separately, WNRL announced the successful syndication of a $200 million increase in its revolving credit facility to $500 million. The increase is contingent on the execution of definitive documentation relating to both the increase and the corresponding amendment to the revolving credit facility and customary closing conditions. Wells Fargo Securities, LLC, Suntrust Robinson Humphrey, Inc. and Credit Agricole Corporate and Investment Bank acted as Joint Lead Arrangers.

“The increase in the WNRL revolver, in conjunction with the equity offering that will partially fund the asset acquisition, provides WNRL with significant liquidity and financial flexibility. We are well positioned to continue to execute WNRL’s growth strategy” concluded Mr. Stevens.

Non-GAAP Financial Measures

This press release includes the non-GAAP measure earnings before interest, taxes, depreciation and amortization (EBITDA). We believe certain investors and financial analysts use EBITDA to evaluate WNRL’s financial performance and compare WNRL’s performance to certain competitors. EBITDA is also included to help facilitate comparisons of the forecasted operating performance of the acquired assets with other companies in our industry. The GAAP measure most directly comparable to EBITDA is operating income. This non-GAAP measure should not be considered as an alternative to operating income or any other measure of financial performance presented in accordance with GAAP. EBITDA excludes some, but not all, items that affect operating income. Additionally, because EBITDA may be defined differently by other companies in our industry, our definition of EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

The following table reconciles forecasted operating income to forecasted EBITDA for the acquired assets for the year ending December 31, 2016 (in millions):

For the year ending December 31, 2016
Operating income	$16.0
Add: Depreciation and Amortization	$8.7

EBITDA	$24.7

About Western Refining Logistics, LP

Western Refining Logistics, LP is principally a fee-based, growth-oriented master limited partnership formed by Western Refining, Inc. (NYSE:WNR) to own, operate, develop and acquire terminals, storage tanks, pipelines and other logistics assets related to the terminalling, transportation and storage of crude oil and refined products. Headquartered in El Paso, Texas, Western Refining Logistics, LP’s assets include approximately 685 miles of pipelines, approximately 8.4 million barrels of active storage capacity, distribution of wholesale petroleum products and crude oil and asphalt trucking.

More information about Western Refining Logistics is available at www.wnrl.com.

About Western Refining

Western Refining, Inc. is an independent refining and marketing company headquartered in El Paso, Texas. The refining segment operates refineries in El Paso, Texas, Gallup, New Mexico and St. Paul Park, Minnesota. The Company’s retail operations includes retail service stations and convenience stores in Arizona, Colorado, Minnesota, New Mexico, Texas and Wisconsin, operating primarily through the Giant, Howdy’s and SuperAmerica brands.

Western Refining, Inc. also owns the general partner and approximately 61% of the limited partnership interest in Western Refining Logistics, LP (NYSE:WNRL).

More information about Western Refining is available at www.wnr.com.

Cautionary Statement on Forward-Looking Statements

This press release contains forward-looking statements, certain of which are protected as forward-looking statements under the Private Securities Litigation Reform Act of 1995. The forward-looking statements reflect WNR’s and WNRL’s current expectations regarding future events, results or outcomes. The forward-looking statements contained herein include statements about: the closing of WNRL’s acquisition of certain terminalling, storage and other logistics assets, the funding of the consideration to be paid by WNRL, WNRL’s strategy to grow its asset base, diversify its operations and gain exposure to new crude oil basins; WNRL’s ability to achieve distribution guidance through 2018; the expected operating income and EBITDA contribution of the acquired logistics assets; plans to enter into a 10-year services agreement with minimum volume commitments with SPPR; WNRL’s liquidity and financial flexibility; and WNRL’s ability to execute its growth business plan. These statements are subject to the general risks inherent in WNR’s and WNRL’s businesses and their expectations may or may not be realized. Some expectations may be based upon assumptions or judgments that prove to be incorrect. In addition, each of WNR’s and WNRL’s business and operations involve numerous risks and uncertainties, many of which are beyond WNR’s and WNRL’s control, which could materially affect each of WNR’s and WNRL’s financial condition, results of operations and cash flows. Additional information relating to the uncertainties affecting each of WNR’s and WNRL’s business is contained in each of their respective filings with the Securities and Exchange Commission. The forward-looking statements are only as of the date made. Except as required by law, neither WNR nor WNRL undertakes any obligation to (and each expressly disclaims any obligation to) update any forward-looking statements to reflect events or circumstances after the date such statements were made, or to reflect the occurrence of unanticipated events.